As filed with the United States Securities and Exchange Commission on January 18, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Joint Stock Company Kaspi.kz

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Kazakhstan	7389	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

154A Nauryzbai Batyr Street

Almaty, 050013, Kazakhstan

Telephone: +7 727 3306710

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE 19711

+1 302 738 6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Nicholas P. Pellicani Alan Kartashkin Debevoise & Plimpton LLP 65 Gresham Street London, EC2V 7NQ United Kingdom +44 20 7786 9000	Darina Kogan-Bellamy Bree Peterson White & Case LLP 5 Old Broad Street London, EC2N 1DW United Kingdom +44 20 7532 1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-276293)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

This registration statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed by Joint Stock Company Kaspi.kz (the “Company”) pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The Company is filing this registration statement for the sole purpose of increasing the maximum aggregate offering price of all the Company’s common shares, no par value, represented by American depositary shares (“ADSs”), listed in Exhibit 107 to the Company’s registration statement on Form F-1 (Registration No. 333-276293), as amended (the “Prior Registration Statement”), declared effective on January 18, 2024 by the U.S. Securities and Exchange Commission.

The Company hereby incorporates by reference the Prior Registration Statement in its entirety, including the exhibits thereto, into this registration statement on Form F-1. The required opinion and consents are listed on the Exhibit Index and filed herewith or incorporated by reference into this registration statement on Form F-1, as applicable.

EXHIBIT INDEX

The following documents are filed as part of this registration statement:

5.1*	Opinion of Kinstellar LLP, counsel to the Company, regarding the validity of the common shares (incorporated by reference to Exhibit 5.1 to the Prior Registration Statement).

23.1	Consent of Deloitte LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Kinstellar LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on signature page to the Prior Registration Statement and incorporated by reference herein).

107	Filing Fee Table.

*	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Almaty, Kazakhstan, on January 18, 2024.

Joint Stock Company Kaspi.kz

By:	/s/ Mikheil Lomtadze
Name: Mikheil Lomtadze
Title: Chief Executive Officer

By:	/s/ Tengiz Mosidze
Name: Tengiz Mosidze
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on January 18, 2024 in the capacities indicated:

Name	Title

/s/ Mikheil Lomtadze Mikheil Lomtadze	Chief Executive Officer, Member of the Board of Directors (principal executive officer)

/s/ Tengiz Mosidze Tengiz Mosidze	Chief Financial Officer (principal financial officer)

* Nailya Ualibekova	Chief Accountant (principal accounting officer)

* Vyacheslav Kim	Chairman of the Board of Directors

* Nikolay Zinovyev	Member of the Board of Directors

* Douglas Gardner	Member of the Board of Directors

* Szymon Gutkowski	Member of the Board of Directors

* Alina Prawdzik	Member of the Board of Directors

*By:	/s/ Mikheil Lomtadze
Mikheil Lomtadze
as Attorney-in-Fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Joint Stock Company Kaspi.kz has signed this registration statement on January 18, 2024.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director